Exhibit 10.8

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”), made and entered into as of the 29 day of January 2009, by and between RENFRO PROPERTIES, LLC, a California limited liability company (“Lessor”) and RENFRO CORPORATION, a North Carolina corporation (“Lessee”).

RECITALS:

WHEREAS, Lessor and Lessee entered into a Lease dated July 21, 1998 (“Lease”), for the lease of certain real property, improvements and equipment consisting of approximately 44.32 acres and located at Highway 76 and Springdale Drive, Clinton, South Carolina, all as more specifically described therein (“Property”); and

WHEREAS, in connection with a refinancing of the Property, Lessor and Lessee desire to amend the Lease to extend the term, to provide Lessee with certain tenant improvement funds to be used to install leasehold improvements in the Leased Property, and to provide for the Tenant’s deposit directly with Lessor’s lender of certain lender required escrows.

NOW, THEREFORE, for valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties, the Lessor and Lessee agree as follows:

1.        Recitals/Defined Terms.    The foregoing Recitals are hereby incorporated herein by reference. Terms not expressly defined herein shall have the meaning set forth in the Lease

2.        Extension of Lease Term.    The parties acknowledge that the Term of the Lease commenced July 24, 1998 and that the originally scheduled expiration date of the Term was July 24, 2013. The term of the Lease is hereby extended for such additional period of time as is necessary to provide an unexpired Term of twelve (12) full years following the date of closing of the refinancing of the Property (“Closing Date”), plus any partial calendar month if the Closing Date is other than the first day of a calendar month. Within a reasonable time after the closing of the loan for the refinancing of the Property, upon the request of either party, the parties shall enter into an agreement establishing the new expiration date of the Term, as amended herein. Article 32 of the Lease is hereby deleted, and Lessee shall have no further right or option to extend the Term.

3.        Rent.    As of the Closing Date, the amount of Basic Rent payable under the Lease is hereby amended to the amounts set forth in Exhibit A attached hereto, and by this reference made a part hereof.

4.        Payment of Impositions.    As of the Closing Date, Article 4 is hereby amended by adding the following as Section 4.6 of the Lease:

“Section 4.6:        Anything contained in the Lease to the contrary notwithstanding, if, Lessor’s Assignee imposes a monthly escrow for any Imposition, or

Insurance Premium, required hereunder, Lessee agrees to make such deposit directly to Lessor’s Assignee, if, and for so long as, Lessor’s Assignee imposes such requirement on Lessor. Any amounts received by Lessor by way of a refund or similar credit against any overpayment to such escrow by Lessee shall be promptly reimbursed to Lessee.”

5.        Maintenance and Repair.    As of the Closing Date, Article 9 is hereby amended by the addition of the following to Section 9.1:

“(e) Anything contained in this Lease to the contrary notwithstanding, if Lessor’s Assignee requires Lessor to make periodic deposits into a capital expense or similarly designated fund for purposes of making repairs and replacements of items of a capital nature for the Leased Property, Lessee agrees to deposit the same, on a monthly basis, not to exceed ten cents ($.10) per square foot of gross area of the building(s) located on the Leased Property, per annum. Provided no Event of Default has occurred and is continuing under the Lease, such deposits will be made available to Lessee over the Term to perform its obligations under this Section 9.1. in accordance with an annual budget and schedule which shall be subject to the approval of Lessor (such approval not to be unreasonably withheld, conditioned or delayed) and Lessor’s Assignee. Any amounts remaining on deposit in such fund upon expiration or termination of this Lease shall be promptly refunded to Lessee, subject to performance of all Lessee’s other obligations under this Lease, including, without limitation, Section 9.1.(d).”

6.        Tenant Improvement Allowance.

(a)      As of the Closing Date, Lessor shall make available to Lessee, upon the terms and conditions hereinafter set forth, the sum of Two Million and No/100 Dollars (“Allowance”) for purposes of constructing certain leasehold improvements within the Leased Premises, roof repairs, exterior wall repair and other improvements described in Exhibit B (“Lessee’s Improvements”). The Allowance shall be held in escrow by Lessor’s Assignee and shall be subject to the terms and conditions of any lender escrow agreement executed in connection therewith, and used to fund the improvements described in Exhibit B attached hereto. If the Allowance is insufficient to cover the cost of Lessee’s Improvements, Lessee shall pay any excess at its sole cost and expense. Lessee acknowledges and agrees that it must expend such funds and complete Lessee’s Improvements within one (1) year from the Closing Date, or Lessor shall no have no further obligation to provide the Allowance to Lessee.

(b)      Disbursement of the Allowance shall be subject to the following terms and conditions: (i) Tenant shall deliver plans and specifications for the proposed Alterations, and if customary or applicable, prepared by an architect licensed in the jurisdiction of the Leased Property approved by Lessor’s Assignee, which plans and specifications shall be subject to the approval of Lessor and Lessor’s Assignee. Approval, except as to structural Alterations, shall not be unreasonably withheld, conditioned or delayed. If revised plans and specifications or as-built plans are requested, Lessee agrees to furnish the same within a reasonable time after written request or performance of the Lessee’s improvements; (ii) all Lessee’s Improvements have been completed in all material respects in accordance with the approved plans and specifications and fully paid for, and Lessee has tendered to Lessor originals of paid invoices from material suppliers, and unconditional lien waivers from all contractors and subcontractors; (iii) if requested, Lessee has tendered sworn statements from Lessee and Lessee’s general contractor and an architect’s certification of completion of the Lessee’s leasehold improvements; (iv) an assignment of any warranties to Lessor or Lessor’s Assignee, or such agreement as Lessor’s Assignee may require with respect to joint enforcement of warranties issued in connection with the work; and (v) copies of all building and other permits from local governmental or quasi-governmental authorizing Lessee’s performance of the work and other evidence reasonably required by Lessor indicating that all legal requirements for completion of the work described herein and in the plans and specifications have been obtained or satisfied, as applicable.

(c)      The provisions of subsection (b) notwithstanding, Lessor agrees to use reasonable efforts to have Lessor’s Assignee fund the Allowance by means of direct payments to the contractors and materialmen to the end that Lessee shall not be required to advance funds for performance of the work described herein, provided that in no event shall Lessor be deemed in default by reason of the failure of Lessor’s Assignee to do so. Such direct payments shall not be required more frequently than once per month and shall, except for the final installment of the Allowance, be in the minimum increment specified by Lessor’s Assignee.

7.        Ratification.    Except as modified herein, the Lease is hereby ratified and confirmed in all other respects.

8.        Memorandum of Lease.    Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of the Lease, as herein amended, in form reasonably acceptable to the parties, signed by Lessor and Lessee and otherwise in recordable form, which memorandum shall then be recorded in the applicable public records in the county where the Land is located and/or in the public records of the State of South Carolina.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.

LESSOR:

RENFRO PROPERTIES, LLC a California limited liability company

/s/ Kevin A. Shields
Kevin A. Shields, Sole Member

TENANT:

RENFRO CORPORATION, a North Carolina Corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.

LESSOR:

RENFRO PROPERTIES, LLC a California limited liability company

Kevin A. Shields, Sole Member

TENANT:

RENFRO CORPORATION, a North Carolina Corporation

By:	/s/ David H. Dinkins
Name:	David H. Dinkins
Title:	Vice President and Treasurer